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                                                                     EXHIBIT 3.4


   Articles of Merger for the Colorado Corporation and the Nevada Corporation



                               ARTICLES OF MERGER
                                       OF
                 THE SLED DOGS COMPANY., a Colorado Corporation
                                      INTO
                      Xdogs.com, Inc., a Nevada Corporation

     THESE ARTICLES OF MERGER (the "Articles") are made this 6th day of May, 1999, by and between THE SLED DOGS COMPANY, a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and Xdogs.com, Inc. a Nevada corporation (hereinafter the "Surviving Corporation"), pursuant to the respective portions of Chapter 92A of the Nevada Private Corporations Act.

     I. The Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, as hereinafter specified, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Non-surviving Corporation.

     II. The merger shall become effective as of May 6, 1999.

     III. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,797,741 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

     IV. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for the exact amount of shares of the Surviving Corporation.

     V. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference as though its provisions were fully set forth herein.

     VI. The Plan of Merger was submitted to the shareholders of the Non-Surviving Corporation and approved by a sufficient number of shareholders of the Non-Surviving Corporation on May 6, 1999 by a total of 4,275,047 shares out of a total of 6,797,741 shares entitled to vote thereon, with a total of 4,048 shares voting against the proposal and 854 shares voting to abstain. The sole shareholder of the Surviving Corporation unanimously approved the Plan on May 6, 1999.


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     The undersigned respective President and Secretary of the Non-surviving
Corporation and of the Surviving Corporation each hereby acknowledges that the execution of these Articles of Merger is the act and deed of the Corporation on whose behalf he executes these Articles and that the facts stated herein are true.

THE SLED DOGS COMPANY
a Colorado corporation


By: ///Signed///                                  By:///Signed///
   ---------------------------                       ---------------------------
       President                                        Secretary


STATE OF MINNESOTA           )
                             )      Section
COUNTY OF    Henn            )
         -----------------
     On this 21st day of May , 1999, before me, a Notary Public, personally appeared Kent Rodriguez and Aaron Killander who acknowledged that they are the respective President and Secretary of THE SLED DOGS COMPANY, and that each has executed the above instrument

                                                         ///Signed///
                                                     ---------------------------
                                                     NOTARY PUBLIC

                       My Commission Expires: Jan 31, 2000

Xdogs.com, Inc.
a Nevada  corporation


By: ///Signed///                                  By:///Signed///
   ---------------------------                       ---------------------------
       President                                          Secretary


STATE OF MINNESOTA           )
                             )      Section
COUNTY OF    Henn            )
         -----------------

     On this 21st day of May, 1999, before me, a Notary Public, personally appeared Kent Rodriguez and Aaron Killander who acknowledged that they are the respective President and Secretary of THE SLED DOGS COMPANY, and that each has executed the above instrument
                                                         ///Signed///
                                                     ---------------------------
                                                     NOTARY PUBLIC

                       My Commission Expires: Jan 31, 2000



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                          AGREEMENT AND PLAN OF MERGER
                                       OF
                  THE SLED DOGS COMPANY, a Colorado corporation
                                      INTO
                      Xdogs.com, Inc., a Nevada corporation

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 6th day of May, 1999 by and between THE SLED DOGS COMPANY, a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and Xdogs.com, Inc., a Nevada corporation (hereinafter referred to as the "Surviving Corporation"). Hereinafter the Non-surviving Corporation and Surviving Corporation shall be referred to as the "Corporations".

     WHEREAS, the respective Corporations desire to merge;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     I. Pursuant to the Nevada Private Corporations Act, the Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities of the Non-surviving Corporation.

     II. The Non-surviving Corporation's assets and liabilities shall otherwise become the assets and liabilities of the Surviving Corporation.

     III. The officers of the Corporations are authorized and directed to take all appropriate and necessary action to dissolve the Non-surviving Corporation under applicable law.

     IV. This Agreement and Plan of Merger shall become effective as of May 6, 1999.

     V. The state of incorporation of the Surviving Corporation after the effective date of the merger shall be the State of Nevada.

     VI. The officers and directors of the Surviving Corporation after the effective date of the merger shall be the same officers and directors as prior to the effective date of the merger.

     VII. The Surviving Corporation' s name after the merger's effective date shall remain the same.

     VIII. The Articles of Incorporation of the Surviving Corporation shall serve as the Articles of Incorporation for the Surviving Corporation and Non-surviving Corporation as merged.

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     IX. The authorized capital shares of the Surviving Corporation, whether issued or unissued on the effective date of the merger, shall remain the same and not be converted into a different number or class of shares as a result of the merger.

     X. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,797,741 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

     XI. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for all of the outstanding and issued shares of the Surviving Corporation. The Non-surviving Corporation's shares will then be canceled.

     XII. The Non-surviving and Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under the laws of the State of Nevada to consummate and make effective the merger.

     XIII. It is intended that the transaction described herein qualifies as a change of domicile within the definition of Section 368 of the Internal Revenue Code of 1986, as amended.

     The undersigned President and Secretary of each of the parties hereto hereby acknowledge that the execution of this Agreement is the act and deed of the Corporation on whose behalf each executes this Agreement, and that the facts stated herein are true.

THE SLED DOGS COMPANY
a Colorado corporation


By: ///Signed///                              By:///Signed///
   -------------------------------               -------------------------------
       President                                    Secretary



Xdogs.com, Inc.
a Nevada  corporation


By: ///Signed///                              By:///Signed///
   -------------------------------               -------------------------------
       President                                    Secretary





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